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                          SUBSCRIPTION AND REGISTRATION FORM
                             FOR MISSION WEST PROPERTIES
                                     COMMON STOCK


I.   PURCHASE OF COMMON STOCK

     A. By executing this Subscription and Registration Form for Mission West Properties Common Stock, and the counterpart signature pages to the Stock Purchase Agreement dated May 27, 1997 and the Amendment to the Stock Purchase Agreement dated July 2, 1997 ("the Stock Purchase Agreement"), the undersigned hereby irrevocably agrees for the benefit of Mission West Properties, a California corporation (the "Company") and Berg & Berg Enterprises, Inc., a California corporation ("BBE") (i) to purchase ______________ shares of the Common Stock of the Company, at a purchase price of $0.15 per share for a total purchase price of $_____________ (the "Purchase Price"); (ii) to tender the Purchase Price at the Closing (as that term is defined in the Stock Purchase Agreement); and (ii) to be represented by BBE as the Buyer's Representative (as that term is defined in the Stock Purchase Agreement).

     B. Unless the Company is instructed otherwise in writing by the undersigned, the Purchase Price will be returned promptly in the event that for any reason the purchase and sale of the Common Stock subscribed hereby is not consummated or in the event that the undersigned's subscription is rejected.


II.  REGISTER COMMON STOCK AS FOLLOWS:

     A.   Corporation, Trust, Other Organization or any other Fiduciary Capacity

          -------------------------------------------------------------------
          (Name of Corporation, Other Organization or Trustees)

          If Trust, date of
          Trust Instrument:                    Tax ID Number:
                           ---------------                   ----------------


     B.   Individual, Joint Tenants, Tenants in Common, Community Property:

          ------------------------------------   ----------------------------
          (First Name)   (Last Name)  (M.I.)      (Social Security No.)

          ------------------------------------   ----------------------------
          (First Name)   (Last Name)  (M.I.)       Type of Ownership

     (Joint tenancy with rights of survivorship will be presumed unless otherwise indicated.)


     C.   Custodian for a Minor:

          ------------------------------------
          (Custodian's First Name) (Last Name)

          ------------------------------------   ----------------------------
          (Minor's First Name)   (Last Name)    (Minor's Social Security No.)


          Under the                            Uniform Gifts to Minor Act.
                   ----------------------------
                  (State of Residence of Minor)

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III. SHARHOLDER'S ADDRESS:


     ----------------------------------------------
     (Street Address)

     ----------------------------------------------
     (City, State, Country)

     -------------------     ----------------------
     (Telephone Number)       (Facsimile Number)


IV.  ACCEPTANCE

          The undersigned purchaser(s) hereby subscribe(s) to purchase shares of Common Stock of the Company and deliver(s) the following documents to BBE.:
     (a) a completed and signed Subscription and Registration for Mission West Properties Common Stock, (b) two counterpart signature pages to the Stock Purchase Agreement; (c) two counterpart signature pages to the Amendment to the Stock Purchase Agreement, (d) two counterpart signature pages to the Voting Rights Agreement; (e) a completed Prospective Investor Questionnaire; (f) a completed Schedule 13-D Questionnaire and (g) a signed Substitute IRS Form W-9.

     DATE:                            BY:
           -----------------------        -----------------------------
                                                (Signature)

     DATE:                            BY:
           -----------------------        -----------------------------
                                                (Signature)